Exhibit 7.1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to beneficial ownership by the undersigned of the Common Shares of TransAlta Corporation, a corporation incorporated under the Canada Business Corporations Act, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: December 6, 2007

LSP Penn Holdings, LLC

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	President

LSP Penn Holdings II, LLC

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	President

LS Power Partners, L.P.

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	President

LS Power Partners II, L.P.

By:	/s/ James Bartlett
Name:	James Bartlett
Title:	President

Luminus Management, LLC

By:	/s/ Paul Segal
Name:	Paul Segal
Title:	President

Luminus Asset Partners, L.P.

By:	/s/ Paul Segal
Name:	Paul Segal
Title:	President

Luminus Energy Partners Master Fund, Ltd.

By:	/s/ Paul Segal
Name:	Paul Segal
Title:	President

LPCO Investments S.à.r.l.

By:	/s/ Paul Segal
Name:	Paul Segal
Title:	Authorized Signatory